Exhibit 99.2

Greenhill & Co., LLC
300 Park Avenue
New York, NY 10022
(212) 389-1500
(212) 389-1700 Fax

Greenhill
Board of Directors
ICT Group, Inc.
100 Brandywine Boulevard
Newtown, Pennsylvania 18940
Members of the Board of Directors:
We hereby consent to (i) the inclusion of our opinion letter, dated as of October 5, 2009, to the Board of Directors of ICT Group, Inc. (“ICT”) as Annex B to the proxy statement/prospectus of ICT and Sykes Enterprises, Incorporated (“Sykes”) relating to the proposed merger involving ICT and Sykes (the “Proxy Statement/Prospectus”), which Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of Sykes, and (ii) the references to such opinion in the Proxy Statement/Prospectus under the captions “SUMMARY — Opinion of ICT’s Financial Advisor” and “PROPOSAL 1: THE MERGER — Opinion of ICT’s Financial Advisor.” In giving such consent, we do not admit and hereby disclaim that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

GREENHILL & CO., LLC
By:	/s/ Ulrika Ekman
Ulrika Ekman
General Counsel

Date: December 31, 2009